As filed with the Securities and Exchange Commission on December 5, 2003

                                                    Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          --------------------------
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------

                               TELUS CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

  British Columbia, Canada                                  N/A
(State or other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                          --------------------------

                          Floor 8, 555 Robson Street
                      Vancouver, British Columbia V6B 3K9
                                    Canada
                                (604) 432-2151
                   (Address of Principal Executive Offices)

                          --------------------------

     TELUS Corporation Employee Stock Option Plan, as Amended and Restated TELUS Corporation Share Option and Compensation Plan, as Amended and Restated
                           (Full Title of the Plans)

                          --------------------------

                             CT Corporation System
                         111 Eighth Avenue, 13th Floor
                           New York, New York 10011
                                (212) 590-9200
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                           -------------------------

                                 With Copy To:

                           Richard B. Aftanas, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Time Square
                           New York, New York 10036
                                (212) 735-3000

                           -------------------------

                                        CALCULATION OF REGISTRATION FEE

====================== ================ ================ ================== ================== ==============
                       Title of Class
                        of Securities                    Proposed Maximum   Proposed Maximum     Amount of
                            to be        Amount to be     Offering Price        Aggregate      Registration
    Name of Plan         Registered      Registered(1)     Per Share(2)     Offering Price(2)     Fee(2)
====================== ================ ================ ================== ================== ==============
TELUS Corporation      Non-Voting          1,100,000          $17.91           $19,701,000       $1,593.81
Employee Stock         Shares
Option Plan, as
amended and restated
(the "Employee Plan")
====================== ================= =============== ================== ================== ==============
TELUS Corporation      Non-Voting          2,500,000          $17.91           $44,775,000       $3,622.30
Share Option and       Shares
Compensation Plan,
as amended and
restated (the "
Option Plan")
====================== ================= =============== ================== ================== ==============

(1) Together with an indeterminate number of ordinary non-voting shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Employee Plan and the Option Plan (together, the "Plans") as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of TELUS Corporation (the "Registrant" or the "Corporation"). Such indeterminable number of additional non-voting shares as may be issuable pursuant to the operation of the recapitalization and adjustment provisions of the Plans are also registered hereby.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the Corporation's non-voting shares as reported on the New York Stock Exchange on December 1, 2003.

                               EXPLANATORY NOTE

         The purpose of this Registration Statement is to register additional non-voting shares for issuance under the Registrant's Plans. In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-13526) filed with the Securities and Exchange Commission (the "Commission") on May 17, 2001 and the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-103562) filed with the Commission on March 3, 2003, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents by Reference.

         The following documents filed with the Commission by the Registrant, TELUS Corporation, a company organized under the laws of the province of British Columbia, Canada, pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

         (1) The Registrant's Annual Report on Form 40-F for the year ended December 31, 2002; and

         (2) The Registrant's Reports of Foreign Issuer on Form 6-K dated May 2, 2003, July 30, 2003 and November 3, 2003.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         The Registrant's audited consolidated financial statements as at and for the year ended December 31, 2001 incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto in reliance upon the authority of said included firm as experts in accounting and auditing in giving said report. The Registrant has not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen to naming it in the Registration Statement, as having certified the Registrant's audited consolidated financial statements as at and for the year ended December 31, 2001 as required by Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), and the Registrant has dispensed with the requirement to file their consent in reliance on Rule 437a promulgated under the Securities Act. As a result, the ability of a participant in the Plans to assert claims against Arthur Andersen may be limited. Since the Registrant has not been able to obtain the written consent of Arthur Andersen, a participant in the Plans will not be able to recover against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated therein.

Item 8.           Exhibits.

Exhibit No.                 Description of Exhibit
-----------                 ----------------------

5.1                         Opinion of Farris, Vaughan, Wills & Murphy.

10.1 TELUS Corporation Employee Stock Option Plan, as amended and restated.

10.2 TELUS Corporation Share Option and Compensation Plan, as amended and restated.

23.1                        Consent of Farris, Vaughan, Wills & Murphy
                            (included in Exhibit 5.1).

23.2                        Consent of Deloitte & Touche LLP.

24.1                        Power of Attorney (included on the signature page
                            hereto).
------------------------------------------------------------------------------

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burnaby, Province of British Columbia, Country of Canada, on this 5th day of December, 2003.

                                 TELUS CORPORATION



                                 By: /s/ Audrey T. Ho
                                     ---------------------------------------
                                     Name:  Audrey T. Ho
                                     Title: Vice President, Legal Services &
                                            General Counsel & Deputy
                                            Corporate Secretary

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darren Entwistle, Robert G. McFarlane, James W. Peters and Audrey T. Ho and each of them, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 5th day of December, 2003.

          Name                                Title                      Date
          ----                                -----                      ----

/s/ Darren Entwistle                  Director, President and Chief       December 5, 2003
------------------------------------  Executive Officer (Principal
Darren Entwistle                      Executive Officer)


/s/ Robert G. McFarlane               Executive Vice President and        December 5, 2003
------------------------------------  Chief Financial Officer
Robert G. McFarlane                   (Principal Financial and
                                      Accounting Officer)

/s/ Brian A. Canfield                 Chairman                            December 5, 2003
------------------------------------
Brian A. Canfield

/s/ R. H. Auchinleck                  Director                            December 5, 2003
------------------------------------
R. H. (Dick) Auchinleck

/s/ A. Charles Baillie                Director                            December 5, 2003
-------------------------------------
A. Charles Baillie

/s/ R. John Butler                    Director                            December 5, 2003
------------------------------------
R. John Butler

                                      Director
------------------------------------
Peter D. Charbonneau

/s/ Iain J. Harris                    Director                            December 5, 2003
------------------------------------
Iain J. Harris

/s/ John S. Lacey                     Director                            December 5, 2003
------------------------------------
John S. Lacey

/s/ John J. Lack                      Director                            December 5, 2003
------------------------------------
John J. Lack

/s/ Brian F. MacNeill                 Director                            December 5, 2003
------------------------------------
Brian F. MacNeill

/s/ Daniel C. Petri                   Director                            December 5, 2003
------------------------------------
Daniel C. Petri

/s/ Ronald P. Triffo                  Director                            December 5, 2003
------------------------------------
Ronald P. Triffo

/s/ Donald P. Woodley                 Director                            December 5, 2003
------------------------------------
Donald P. Woodley

EXHIBIT INDEX

Exhibit No.                 Description of Exhibit
-----------                 ----------------------

5.1                         Opinion of Farris, Vaughan, Wills & Murphy.

10.1 TELUS Corporation Employee Stock Option Plan, as amended and restated.

10.2 TELUS Corporation Share Option and Compensation Plan, as amended and restated.

23.1                        Consent of Farris, Vaughan, Wills & Murphy
                            (included in Exhibit 5.1).

23.2                        Consent of Deloitte & Touche LLP.

24.1                        Power of Attorney (included on the signature page
                            hereto).
------------------------------------------------------------------------------

                           AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the authorized representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of TELUS Corporation in the United States, in the State of Delaware, Country of the United States of America, on the 5th day of December, 2003.



                                               By:  /s/ Donald J. Puglisi
                                                    ---------------------------
                                                    Name:  Donald J. Puglisi